Exhibit 99.1

Contango Reports Year-End Results

HOUSTON--(BUSINESS WIRE)--August 31, 2012--Contango Oil & Gas Company (NYSE MKT: MCF) reported natural gas and oil sales from continuing operations for the fiscal year ended June 30, 2012 of approximately $179.3 million, compared to $201.7 million for the same period last year. The Company reported net income attributable to common stock for the year ended June 30, 2012 of approximately $58.4 million, or $3.79 per basic and diluted share, which included a loss from discontinued operations of approximately $0.8 million or $0.05 per basic and diluted share, related to the sale of our Conterra Company and Rexer assets. This compares to net income attributable to common stock for the year ended June 30, 2011 of approximately $65.0 million, or $4.15 per basic and $4.14 per diluted share, which included a gain from discontinued operations of approximately $0.6 million, or $.04 per basic and diluted share, related to the sale of our Joint Venture Assets with Conterra Company, our Rexer assets and the distribution of Contango ORE, Inc.

For the three months ended June 30, 2012, natural gas and oil sales from continuing operations were approximately $39.8 million, down from $48.9 million for the three months ended June 30, 2011. Contango had net income attributable to common stock of approximately $9.3 million, or $0.61 per basic and diluted share, compared to net income attributable to common stock for the three months ended June 30, 2011 of approximately $17.5 million, or $1.12 per basic and diluted share.

For the remainder of fiscal year 2013, our capital expenditure budget calls for us to invest approximately $146.7 million. Of this, we expect to invest approximately $83.0 million, net to Contango, to drill four wildcat exploration wells in the Gulf of Mexico (which includes Eagle and Fang which were spud in July 2012). We also plan to invest approximately $7.7 million in Alta Energy Partners, LLC and up to $41.2 million in Exaro Energy III. Additionally, we have budgeted to invest $14.8 million to complete payment on several capital projects, leasehold costs and rental payments. As of August 29, 2012, we had no debt and approximately $120 million in net available cash.

We have shut-in all of our production and have evacuated all personnel at our production platforms due to Hurricane Isaac. Prior to shutting in, our production was approximately 83.5 million cubic feet equivalent per day, net to Contango. We expect to be back up to full production by Monday, September 3.

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)	Year Ended June 30,
	2012	2011	2010
REVENUES:
Natural gas and oil sales	$179,272	$201,721	$159,010
Total revenues	179,272	201,721	159,010

EXPENSES:
Operating expenses	25,183	25,691	16,692
Exploration expenses	346	9,751	20,850
Depreciation, depletion and amortization	49,052	52,198	34,521
Impairment of natural gas and oil properties	-	1,786	952
General and administrative expense	10,418	12,341	4,599
Total expenses	84,999	101,767	77,614

Loss from investment in affiliates (net of tax of $241)	(449)	-	-
Other income (expense)	(312)	(157)	511

NET INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	93,512	99,797	81,907
Provision for income taxes	(34,299)	(35,338)	(31,741)

INCOME FROM CONTINUING OPERATIONS	59,213	64,459	50,166
DISCONTINUED OPERATIONS
Discontinued operations, net of income taxes	(824)	574	(480)

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$58,389	$65,033	$49,686

NET INCOME (LOSS) PER SHARE:
Basic
Continuing operations	$3.84	$4.11	$3.17
Discontinued operations	(0.05)	0.04	(0.03)
Total	$3.79	$4.15	$3.14
Diluted
Continuing operations	$3.84	$4.10	$3.11
Discontinued operations	(0.05)	0.04	(0.03)
Total	$3.79	$4.14	$3.08

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	15,423	15,665	15,831
Diluted	15,425	15,713	16,157

The table below sets forth revenue, expense and production data for the fiscal years ended June 30, 2012, 2011 and 2010.

	Year ended June 30,			Year ended June 30,
	2012	2011	%	2011	2010	%
Revenues:	(thousands)			(thousands)
Natural gas and oil sales	$179,272	$201,721	(11)%	$201,721	$159,010	27%
Total revenues	$179,272	$201,721		$201,721	$159,010

Production:
Natural gas (million cubic feet)	23,617	24,268	(3)%	24,268	21,081	15%
Oil and condensate (thousand barrels)	615	673	(9)%	673	504	34%
Natural gas liquids (thousand gallons)	27,801	26,926	3%	26,926	24,690	9%
Total (million cubic feet equivalent)	31,279	32,153	(3)%	32,153	27,632	16%

Natural gas (million cubic feet per day)	64.5	66.5	(3)%	66.5	57.8	15%
Oil and condensate (thousand barrels per day)	1.7	1.8	(9)%	1.8	1.4	34%
Natural gas liquids (thousand gallons per day)	76.0	73.8	3%	73.8	67.6	9%
Total (million cubic feet equivalent per day)	85.5	88.1	(3)%	88.1	75.7	16%

Average Sales Price:
Natural gas (per thousand cubic feet)	$3.10	$4.40	(30)%	$4.40	$4.48	(2)%
Oil and condensate (per barrel)	$112.75	$91.98	23%	$91.98	$77.18	19%
Natural gas liquids (per gallon)	$1.32	$1.23	7%	$1.23	$1.04	18%
Total (per thousand cubic feet equivalent)	$5.73	$6.27	(9)%	$6.27	$5.75	9%

Operating expenses	$25,183	$25,691	(2)%	$25,691	$16,692	54%
Exploration expenses	$346	$9,751	(96)%	$9,751	$20,850	(53)%
Depreciation, depletion and amortization	$49,052	$52,198	(6)%	$52,198	$34,521	51%
Impairment of natural gas and oil properties	$-	$1,786	(100)%	$1,786	$952	88%
General and administrative expenses	$10,418	$12,341	(16)%	$12,341	$4,599	168%
Other income (expense)	$(312)	$(157)	99%	$(157)	$511	(131)%
Loss from affiliates (net of tax of $241)	$(449)	$-	100%	$-	$-	-%

Selected data per Mcfe:
Operating expenses	$0.81	$0.80	1%	$0.80	$0.60	33%
General and administrative expenses	$0.33	$0.38	(13)%	$0.38	$0.17	124%
Depreciation, depletion and amortization of natural gas and oil properties	$1.54	$1.61	(4)%	$1.61	$1.24	30%

Contango is a Houston-based, independent natural gas and oil company. The Company’s business is to explore, develop, produce and acquire natural gas and oil properties primarily onshore and offshore in the Gulf of Mexico. Additional information can be found on our web page at www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward-looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACT:
Contango Oil & Gas Company
Sergio Castro, (713) 960-1901
www.contango.com